Exhibit 10.1

EXECUTION COPY

PURCHASE AGREEMENT
between
MUFG UNION BANK, N.A.,
a national banking association
and
400 CALIFORNIA, LLC,
a Delaware limited liability company
December 14, 2016
400-430 California Street
San Francisco, California

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9.5	Terms Generally	17
9.6	Partial Invalidity	17
9.7	Waivers	17
9.9	Miscellaneous	18

Exhibit A - Personal Property Schedule Exhibit B - Contract Schedule Exhibit C - Grant Deed Exhibit D - Diligence Documents Index Exhibit E – Insurance

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PURCHASE AGREEMENT
THIS AGREEMENT, made effective as of December 14, 2016, by and between MUFG UNION BANK, N.A., a national banking association (“Seller”), and 400 CALIFORNIA, LLC, a Delaware limited liability company (“Buyer”).
W I T N E S S E T H:
In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:
ARTICLE 1
Purchase and Sale
1.1    The Property. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, in accordance with this Agreement, the real property in the City and County of San Francisco, State of California, commonly known as 400-430 California Street, described in the title insurance policy (the “Title Insurance Policy”) issued to Buyer on the date hereof by Chicago Title Company (the “Title Company”), together with the improvements on such real property (such real property and improvements are referred to herein as the “Real Property”), the easements and rights appurtenant to such real property, and Seller’s interest in the equipment and personal property listed on the schedule attached hereto as Exhibit A (the “Personal Property”), all construction and service contracts and other agreements, to the extent assigned to Buyer at Closing pursuant to this Agreement (the “Contracts”) relating to such real property, any strips and gores adjacent to any portions of the real property and any land lying in the beds of any street, road or avenue, open or proposed, in front of or adjoining said real property, and, to the extent assignable, any licenses, permits, franchises, approvals and certificate and governmental authorities required or used in or relating to the ownership, use, maintenance, occupying or operation of any part of the real property other than with respect to the operation of Seller’s business (all such real property, improvements, easements, rights, Personal Property, Contracts, strips, gores permits and licenses are collectively the “Property”). The Contracts are listed in the schedule (the “Contracts Schedule”) attached hereto as Exhibit B. All MUFG Union Bank and MUFG Union Bank affiliate signage and related rights and entitlements are specifically excluded from the Property.
1.2    Confidentiality Seller and Buyer (and their respective affiliates, partners, members, attorneys, agents, employees and consultants) will each treat the transactions contemplated in this Agreement, the negotiations in connection herewith, and the information disclosed to such party by the other party as confidential and shall disclose the foregoing only to their respective affiliates, partners, members, attorneys, agents, employees and consultants or otherwise as reasonably required in connection herewith (and shall cause such recipients to keep such information confidential), and shall make no use of any such disclosed information not independently known to such party except in connection with the transactions contemplated hereby; provided, that each party may, without the consent of the other, disclose such information (i) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, or (ii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system. Buyer shall also be permitted to disclose the same to its actual and prospective lenders and investors, and the confidentiality provisions of this Section shall not apply to any information or document which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement. Seller agrees that certain Confidentiality Agreement, dated June 2, 2016 executed by TAK Development, Inc. is superseded by the provisions of this Section and that said agreement is terminated.
ARTICLE 2
Purchase Price
2.1    Amount and Payment. The total purchase price for the Property shall be One Hundred Thirty Five Million and no/100 Dollars ($135,000,000.00), which shall be subject to adjustment pursuant to Section 8.4 and which shall be payable by Buyer to Seller upon the Closing pursuant to Section 3.1 of this Agreement, by wire transfer of immediate available funds pursuant to the terms of the joint escrow instructions, dated December 13, among Seller, Buyer and the Title Company.
ARTICLE 3
Completion of Sale
3.1    Place and Date. On the date hereof by execution and delivery of the instruments described in this Agreement, Seller shall sell and convey to Buyer, and Buyer shall acquire from Seller the Property (the “Closing”). The Seller and Purchaser acknowledge that the Closing shall occur through escrow No. NBU 41954-52 with the Title Company at 725 S. Figueroa Street, Suite 200, Los Angeles, California 90017, Attn: Kris Klask, on December 14, 2016 (the “Closing Date”).

ARTICLE 4
Title and Condition
4.1    Title to the Property. Seller shall convey to Buyer good and marketable fee title to the Real Property, by a duly executed and acknowledged Grant Deed (the “Grant Deed”) in the form of Exhibit C attached hereto, free and clear of liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions, except only the matters shown as exceptions in the Title Insurance Policy. Without limiting the foregoing, Buyer acknowledges that the Grant Deed will include the restriction language set forth in Exhibit C.
4.2    Acceptance of Title. Buyer’s acceptance of the Grant Deed from Seller for the Real Property at the Closing on the Closing Date and the issuance of the Title Insurance Policy to

Buyer by the Title Company on the Closing Date shall conclusively establish that Seller conveyed the Real Property to Buyer as required by this Agreement and shall discharge in full Seller’s obligations under Section 4.1 hereof with respect to title to the Property.
4.3    “AS IS” Sale
(a)    Buyer represents to Seller that (i) it and/or its direct or indirect owners, are is experienced in the acquisition of real property similar to the Real Property and that Buyer recognizes the risks of acquiring and owning the Property and that an allocation of risk is intended by this Agreement, (ii) Buyer has conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials, as defined below) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the “Investigations”), and (iii) Buyer has been represented by advisors and consultants (including legal counsel) of its choice in the transaction contemplated by this Agreement.
(b)    Nothing contained in this Agreement shall limit Buyer’s obligations under Section 8 of that certain Access Agreement entered into between Seller, Takenaka Corporation and K-W Properties, dated October 10, 2016.
(c)    Buyer acknowledges and agrees that Seller has advised it that the portion of the Property comprised of the building located at 400 California Street has been designated as a San Francisco Designated Landmark by the City and County of San Francisco and that said designation may limit Buyer’s ability to renovate, improve or modify such building.
(d)    THE PROPERTY IS BEING SOLD, AND BUYER IS ACCEPTING POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS,” ON THE DATE HEREOF WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE AND SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSING AND INSTRUMENTS EXECUTED BY SELLER AT CLOSING (THE “SELLER’S WARRANTIES”). EXCEPT FOR SELLER’S WARRANTIES, NEITHER SELLER, ITS COUNSEL OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, ITS COUNSEL OR BROKERS NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (EACH A “SELLER PARTY” AND COLLECTIVELY THE “SELLER PARTIES”) HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DILIGENCE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS.
(e)    AT CLOSING BUYER SHALL HAVE HAD THE OPPORTUNITY TO CONDUCT TESTING AND INSPECTIONS TO CONFIRM INDEPENDENTLY ALL

INFORMATION THAT BUYER CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR THE SELLER PARTIES, AS TO: (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN THE DILIGENCE DOCUMENTS OR ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY.
(f)    EXCEPT TO THE EXTENT SET FORTH IN THE SELLER’S WARRANTIES, NEITHER SELLER NOR ANY SELLER PARTY IS UNDER ANY DUTY (AND BUYER HEREBY RENOUNCES ANY DUTY OF SELLER OR ANY SELLER PARTY) TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY

REGARDING ANY MATTER RELATING TO THE PROPERTY THAT MAY OR MAY NOT BE KNOWN TO SELLER OR ANY SELLER PARTY.
(g)    EXCEPT TO THE EXTENT SET FORTH IN THE SELLER’S WARRANTIES AND EXCEPT AS MAY BE PROVIDED IN THE OFFICE LEASE AND THE RETAIL LEASE, BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FROM, AND WAIVES ALL CLAIMS AND LIABILITY, INCLUDING ENVIRONMENTAL LIABILITY (DEFINED BELOW), AGAINST SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FOR OR ATTRIBUTABLE TO THE FOLLOWING:
(i)    ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THEM TO BUYER OR ITS AGENTS OR REPRESENTATIVES RELATING TO THE PROPERTY, EXCEPT FOR SELLER’S WARRANTIES; AND
(ii)    ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON ENVIRONMENTAL LAW (DEFINED BELOW).
(h)    EXCEPT AS MAY BE PROVIDED IN THE OFFICE LEASE OF THE RETAIL LEASE, AFTER CLOSING, AS BETWEEN BUYER AND SELLER, THE RISK OF LIABILITY OR EXPENSE ASSOCIATED WITH THE PROPERTY (INCLUDING ENVIRONMENTAL LIABILITIES), EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF BUYER, REGARDLESS OF WHETHER THE LIABILITIES WERE KNOWN OR UNKNOWN AT CLOSING. ONCE CLOSING HAS OCCURRED, BUYER RELEASES SELLER FROM LIABILITY TO BUYER ASSOCIATED WITH THE PROPERTY, INCLUDING LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND ANY OTHER ENVIRONMENTAL LAWS. EXCEPT AS MAY BE PROVIDED IN THE OFFICE LEASE OR THE RETAIL LEASE, BUYER RELEASES SELLER FROM ANY LIABILITY TO BUYER ASSOCIATED WITH THE PROPERTY ARISING AS THE RESULT OF SELLER’S OWN NEGLIGENCE OR THE NEGLIGENCE OF SELLER’S REPRESENTATIVES. EXCEPT AS MAY BE PROVIDED IN THE OFFICE LEASE OF THE RETAIL LEASE, BUYER RELEASES SELLER FROM ANY LIABILITY TO BUYER ASSOCIATED WITH THE PROPERTY ARISING AS THE RESULT OF THEORIES OF PRODUCTS LIABILITY AND STRICT LIABILITY, OR UNDER NEW LAWS OR CHANGES TO EXISTING LAWS ENACTED AFTER THE EFFECTIVE DATE THAT WOULD OTHERWISE IMPOSE ON SELLERS IN THIS TYPE OF

TRANSACTION NEW LIABILITIES FOR ENVIRONMENTAL LIABILITIES AFFECTING THE PROPERTY.
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(i)    In connection with this Section 4.3, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” BUYER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO BUYER THE PROVISIONS OF THIS SECTION 4.3.
SELLER’S INITIALS:/s/ LL            BUYER’S INITIALS:/s/ MO
(j)     Nothing in this Section 4.3 shall supersede or impair the rights and obligations of the Seller and Buyer, as tenant and landlord, under the Retail Lease and the Office Lease.
(k)    This Section 4.3 shall survive the Closing.
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[Signature page to Purchase Agreement]

4.4    Environmental Definitions. As used herein “Environmental Law” means any international, federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in existence as of the Closing Date, relating to or regulating human health or safety, or industrial hygiene or environmental conditions or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990 and any state laws implementing the foregoing federal laws. As used herein “Environmental Liability” means any claim, demand, order, suit, obligation, liability, cost (including, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including attorneys’ and consultants’ fees and expenses) arising out of, relating to or resulting from any Environmental Law or environmental, health or safety matter or condition, including natural resources, and related in any way to the Property or to this Agreement or its subject matter, in each case, whether arising or incurred before, on or after the Closing Date. As used herein “Hazardous Materials” means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any Environmental Law or any Mold or Mold Condition. As used herein “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Materials into or through soil, surface water or groundwater. As used herein “Mold” means mold, mildew, fungus or other potentially dangerous organisms. As used herein “Mold Condition” means the presence of Mold or any condition(s) that reasonably can be expected to indicate the presence of Mold, including observed discoloration of walls, ceilings or floors, complaints received within the last six (6) months of respiratory ailment or eye irritation by tenants, employees or any other occupants or invitees in the Property or any notice from a governmental agency of complaints regarding the indoor air quality at the Property.
ARTICLE 5
Representations and Warranties
5.1    Seller. The representations and warranties of Seller in this Section 5.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Except with respect to the representations set forth in subsections (a) and (b) of this Section 5.1, such representations and warranties shall survive the Closing for only six (6) months after the Closing (the “Survival Period”), at which time such representations and warranties shall terminate, unless prior to the end of the Survival Period Buyer asserts a claim with respect thereto in accordance with the terms of this Agreement. The representations set forth in subsections (a) and (b) of this Section 5.1 shall survive the Closing for the length of the statute of limitations applicable thereto. As used in this Agreement, “to the current actual knowledge of Seller” shall mean the current actual (not imputed, implied or constructive) knowledge of Larry Lawrence, Tony Padgett and Debra Fisher, who shall have no obligation, express or implied, to investigate the matters covered by the representations and warranties of Seller and no personal liability for such representations and warranties. Seller represents and warrants to Buyer as of the date of this Agreement as follows:
(a)    Seller is a national banking association duly incorporated and organized and validly existing and in good standing under the laws of the United States of America. Seller has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
(b)    The execution and delivery of this Agreement and all related documents (including the Retail Lease and the Office Lease) and the performance of its obligations hereunder and thereunder by it does not conflict with any provision of any law or regulation to which Seller is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of Seller’s Organizational Documents or of any agreement or instrument to which it is a party or by which Seller is bound or any order or decree applicable to it or result in the creation or imposition of any lien on any of its assets or property, which would reasonably be expected to impair its ability to perform its obligations under this Agreement; and it has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body or any other third party, if any, required for the execution, delivery and performance by it of this Agreement. As used in this Agreement the term “Organizational Documents” means, with respect to any Person who is not a natural person, the certificate or articles of incorporation, memorandum of association, articles of association, trust agreement, by-laws, partnership agreement, limited partnership agreement, certificate of partnership or limited partnership, limited liability company articles of organization, limited liability company operating agreement or any other organizational document, and all shareholder agreements, voting trusts and similar arrangements with respect to its stock, partnership interests, membership interests or other equity interest.
(c)    The Contracts are accurately described on Exhibit B. True and complete copies of the Contracts have been provided to Buyer. The Contracts have not been amended or modified except as shown on Exhibit B. Except as noted in Exhibit B, to the current actual knowledge of Seller, there are no defaults in the performance of any material covenant to be performed by either party under the Contracts. Except for the Contracts there are no contracts or agreements pertaining to the Real Property, other than contracts and agreements which apply to both the Property and other properties and which such other contracts and agreements are not binding on Buyer.
(d)    Except for the Office Lease and the Retail Lease (each as hereinafter defined) to be entered into contemporaneously with this Agreement upon Closing, no person or entity has the right to occupy space, there are no leases, licenses or rights of possession affecting the Property. Notwithstanding the foregoing, Seller has advised Buyer that the Office of the Comptroller of Currency is utilizing space within the premises to be demised to Seller pursuant to the Office Lease and that such use shall be governed by the terms of the Office Lease.
(e)    To the current actual knowledge of Seller, there is no action, suit or proceeding, pending or threatened against or affecting the Property or any portion thereof, at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality. Seller acknowledges and agrees that, to the extent any such action, suit or proceeding is filed prior to the Closing, Seller shall defend such action, suit or proceeding and shall be liable for all costs and liabilities resulting from such suit, action or proceeding.
(f)    To the current actual knowledge of Seller, except as disclosed to Buyer in the written instruments, if any, identified on Exhibit D or as disclosed by inclusion in materials made identified on said and available through a “virtual data room” established by CBRE on behalf of Seller), Seller has not received written notice from any governmental agency that a violation of laws, codes, or regulations exists or is alleged with respect to the Property, except such violations as have been corrected. In addition, Exhibit D identifies all reports, studies and assessments commissioned by Seller or in its control with respect to environmental conditions (including asbestos containing materials) at the Real Property and true and complete copies of same have been made available to Buyer.
(g)    To the current actual knowledge of Seller, except as disclosed to Buyer in writing prior to the Effective Date (including by inclusion in materials made available through the above described “virtual data room”), Seller has not received any written notice that the Property or the current use, occupation or condition is in violation of any Environmental Law that remains uncured.
(h)    Seller has not filed or retained anyone to file notices or protests against any real property taxes or assessments against the Property. There are no tax reduction proceedings (including, but not limited to, administrative and/or judicial proceedings or appeals) in respect of the Property, pending relating to any tax years ending prior to the tax year in which the Closing occurs or relating to the tax year in which the Closing occurs. Except as set forth in any real property tax bills for the Property and on the Title Insurance Policy, to the current actual knowledge of Seller, there are no (i) special or other assessments for public improvements or otherwise now affecting any of the Property or (ii) any pending or threatened special assessments affecting the Property.
(i)    Larry Lawrence and Tony Padgett are employees of Seller and Debra Fisher is an employee of Seller’s property manager, CBRE, Inc., and each of them is familiar with the Property and its operation.
(j)    Seller is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(k)    None of (i) Seller; (ii) any agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity (each, a “Person”), controlling or controlled by Seller, directly or indirectly, including but not limited to any Person or Persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Seller; (iii) any Person, if Seller is a privately-held entity, having a beneficial interest in Seller; or (iv) any Person for whom Seller is acting as agent or nominee in connection with the Transaction; is: (A) a country, territory, government, individual or entity subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury; (B) a Foreign Terrorist Organization designated by the United States Department of State, or (C) an individual or entity who the Seller knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the USA PATRIOT Act, P.L. 107-56.
(l)    Seller has no employees for whom Buyer would be responsible following the Closing.
(m)    That the policies of insurance set forth on Exhibit E hereto attached are currently in force. Seller has not received any, written notice from any insurance company which has issued a policy with respect to the Property or from any board or fire underwriters (or other body exercising similar functions) (a) claiming any material defects or deficiencies which have not been cured or corrected, (b) requesting, the performance of any material repairs, alterations or other work which have not been performed, or (c) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.
(n)    Except for CBRE, Inc. (“Broker”), Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.
Buyer shall not have the right to enforce any claim after Closing with respect to a breach of a representation or warranty of Seller, nor shall Seller be liable in any way to Buyer, for such a breach of a representation or warranty of Seller, if Buyer consummates the transactions herein despite having actual knowledge of the breach or condition, state of facts or other matter that constitutes a breach prior to the Closing. Furthermore, Seller shall have no liability to Buyer for a breach of any representation or warranty made by Seller under this Section 5.1 (except with respect to the representations set forth in subsections (a) and (b) of this Section 5.1) unless written notice containing a description of the specific nature of such breach has been given by Buyer to Seller and Buyer shall have commenced an action against Seller with respect to such breach prior to the date that is thirty (30) days after the expiration of the Survival Period. Furthermore, no claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than Two Hundred Fifty Thousand Dollars ($250,000), in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of a breach of one or more of Seller’s representations exceed Nine Million Five Hundred Ninety Thousand Dollars ($9,590,000).
5.2    Buyer. The representations and warranties of Buyer in this Section 5.2 are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Except with respect to the representations set forth in subsections (a) and (b) of this Section 5.2, such representations and warranties shall survive the Closing for only the Survival Period, at which time such representations and warranties shall terminate, unless prior to the end of the Survival Period Seller asserts a claim with respect thereto in accordance with the terms of this Agreement. The representations set forth in subsections (a) and (b) of this Section 5.2 shall survive the Closing for the length of the statute of limitations applicable thereto Buyer represents and warrants to Seller as of the date of this Agreement as follows:
(a)    Buyer is a limited liability company duly formed and organized and validly existing and in good standing under the laws of the State of Delaware and qualified to do business and in good standing in the State of California. Buyer has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.
(b)    The execution and delivery of this Agreement and all related documents (including the Retail Lease and the Office Lease) and the performance of its obligations hereunder and thereunder by it does not conflict with any provision of any law or regulation to which Buyer is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of Buyer’s Organizational Documents or of any agreement or instrument to which it is a party or by which Buyer is bound or any order or decree applicable to it or result in the creation or imposition of any lien on any of its assets or property, which would reasonably be expected to impair its ability to perform its obligations under this Agreement; and it has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body or any other third party, if any, required for the execution, delivery and performance by it of this Agreement.
(c)    The amounts payable by Buyer to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state, or international laws and regulations (including, without limitation, anti-money laundering laws and regulations). None of (A) Buyer; (B) any Person, as “Person” is defined at Section 5.1(e), controlling or controlled by Buyer, directly or indirectly, including but not limited to any Person or Persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Buyer; (C) any Person, if Buyer is a privately-held entity, having a beneficial interest in Buyer; or (D) any Person for whom Buyer is acting as agent or nominee in connection with the Transaction; is: (1) a country, territory, government, individual or entity subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by OFAC of the United States Department of the Treasury; (2) a Foreign Terrorist Organization designated by the United States Department of State, or (3) an individual or entity who the Buyer knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the USA PATRIOT Act, P.L. 107-56.
(d)    Except for Broker, Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement. Seller acknowledges that Buyer has advised it that it has used the services of (i) Kennedy Wilson (“KW”) and (ii) James Andrew International (“JAI”) in connection with this transaction. Buyer agrees it is solely responsible for any fees or compensation that KW and JAI may be entitled with respect to such services.
Seller shall not have the right to enforce any claim after Closing with respect to a breach of a representation or warranty of Buyer, nor shall Buyer be liable in any way to Buyer, for such a breach of a representation or warranty of Buyer, if Seller consummates the transactions herein despite having actual knowledge of the breach prior to the Closing.
ARTICLE 6
Covenants
6.1    Seller. Seller covenants and agrees with Buyer that Seller shall pay any commission due Broker in accordance with the separate written agreement between Seller and Broker.
6.2    Buyer. Buyer covenants and agrees with Seller that Buyer shall pay any commission due KW and JAI in accordance with the separate written agreements between Buyer and KW and JAI, respectively.
6.3    Contracts. Buyer has assumed the obligations arising from and after the Closing Date under certain Contracts pursuant to the terms of Assignment of Contracts of even date herewith.
ARTICLE 7
Intentionally Omitted
ARTICLE 8
Closing
8.1    Procedure. Seller and Buyer have caused the following to occur at the Closing on the Closing Date:

(a)    The Grant Deed for the Real Property, has been duly executed and acknowledged by Seller and delivered to Buyer (it being understood and agreed that delivery of the Grant Deed and other instruments to be delivered by Seller and Buyer at Closing shall be deemed delivered to the other party if deposited in escrow, and thereafter released from escrow, in accordance with the terms of this Agreement), for recordation in the Official Records of the county in which the Property is located.
(b)    Seller has dated as of the Closing Date, and has executed and delivered to Buyer (i)  a Bill of Sale (the “Bill of Sale”) in a form acceptable to the Seller and Buyer, (ii) an Assignment of Contracts and Permits (the “Assignment of Contracts”) a form acceptable to the Seller and Buyer , (iii) the lease agreement for the building located at 400 California Street (the “Retail Lease”) a form acceptable to the Seller and Buyer, (iv) the lease agreement for the building located at 430 California Street (the “Office Lease”) a form acceptable to the Seller and Buyer; (v) a Certificate of Nonforeign Status in a form acceptable to the Seller and Buyer; (vi) a California Form 593-C; and (vii) all applicable transfer tax affidavits or statements required under applicable law.
(c)    Seller has executed and delivered to Buyer and the Title Company customary affidavits, certifications and Organizational Documents as are necessary for the Title Company to provide to Buyer a 2006 California Land Title Association Standard Coverage Policy of title insurance without exception for parties in possession or mechanics’ liens.
(d)    Buyer has executed and delivered to Seller (i) the Assignment of Contracts, (ii) the Retail Lease, (iii) the Office Lease, (iv) a Preliminary Change of Ownership Report; and (v) all applicable transfer tax affidavits or statements required under applicable law.
(e)    Seller and Buyer have delivered the items required under the following provisions of the Office Lease and Retail Lease: certificates of insurance as required by Section 6.3 of each of the Office Lease and the Retail Lease.
(f)    The Title Company has issued to Buyer the Title Insurance Policy.
8.2    Possession. Subject only to Seller’s rights of possession pursuant to the Retail Lease and the Office Lease, Seller on the Closing Date shall transfer vacant possession of the Property to Buyer. Seller shall, on the Closing Date deliver to Buyer the model of the building that is located in the basement and any plans and specifications, permits, certificates, licenses and approvals relating to the Property in the possession of Seller, which shall become the property of Buyer on the Closing Date. Such delivery shall be effected by leaving all such plans and specifications, permits, certificates, licenses and approvals relating to the Property in the building office or, if not now in such office, by promptly delivering it thereto. The provisions of this this Section 8.2 shall survive the Closing and delivery of the Grant Deed.
8.3    Closing Costs. Seller shall pay the County documentary transfer tax in respect of the Grant Deed and the City conveyance tax in respect of the Grant Deed. Buyer shall pay the cost of the title insurance policy described in Section 8.1(f) hereof and any upgrades, endorsements, co-insurance and reinsurance thereto, the escrow fee charged by the Title Company, and the recording fee for the Grant Deed. Any other closing costs have been paid in accordance with local custom. The provisions of this this Section 8.3 shall survive the Closing and delivery of the Grant Deed.
8.4    Prorations. The following costs and expenses have been prorated between the Seller and Buyer: Current installment of real property taxes and assessments levied against the Property, current utilities, income, amounts payable under Contracts (to the extent assumed by Buyer), permits and license fees, and other current operating and maintenance expenses of the Property. Such pro-rations have been made as of the Closing Date based on the actual number of days in the applicable period, as of the end of the day immediately preceding the Closing Date, with Seller being entitled to income and obligated for expenses attributable to the period prior to the Closing Date, and Buyer being entitled to the income and obligated for expenses attributable on the Closing Date and thereafter. Without limiting the generality of the foregoing provisions, Buyer shall has also been given a credit against the Purchase Price in an amount equal to the rental due under the Retail Lease and Office Lease for the balance of this month in which the Closing occurs. Buyer and Seller shall undertake, with thirty (30) days following the Closing Date (or, as to the real estate taxes and assessments for the year of Closing, within thirty (30) days after the invoice for the same is received by Buyer), to adjust between themselves, as of the Closing Date, any income or expense of the Property that are not adjusted, are incorrectly adjusted, or are provisionally adjusted on the settlement statement as of the Closing.
8.5    Commissions. Seller does hereby indemnify and agree to defend and hold Buyer harmless against the payment of any commission to any other person or entity claiming by, through or under Seller other than Broker, JAI and KW.  Buyer does hereby indemnify and agree to defend and hold Seller harmless against the payment of any commission to any other person or entity claiming by, through or under Buyer other than Broker.  Seller shall be responsible for paying any commissions owed to Broker in connection with the transactions contemplated hereby (including the Retail Lease and the Office Lease).  Buyer shall be responsible for paying any sums owed to JAI and KW in connection with the transactions contemplated hereby (including the Retail Lease and the Office Lease). These indemnifications and obligations to defend and hold harmless shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims, and shall survive the Closing.
ARTICLE 9
General
9.1    Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and (a) mailed by (certified mail, return receipt requested, postage prepaid, (b) delivered by a nationally recognized overnight courier, prepaid delivery service, receipt required, or (c) electronic mail (e.g., “PDF” or “tif” via email), with a verification copy sent on the same day by any of the methods set forth in clauses (a) or (b), in each case to the party at the address set forth in this Section 9.1 or such other address as such party may designate by notice to the other party. Notices shall be deemed received upon actual delivery or receipt or upon refusal of delivery or receipt, as the case may be. If any such notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.
(a)    The address of Seller is:
MUFG Union Bank, N.A.
350 California Street
Mail Sort: H-1RE
San Francisco, CA 94104
Attn: Larry W. Lawrence
Email: larry.lawrence@unionbank.com

with a copy to:

MUFG Union Bank, N.A.
Office of the General Counsel
400 California Street, 16th Floor
San Francisco, California 94101

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, California 94111
Attn: Glenn Q. Snyder
Email: glenn.snyder@pillsburylaw.com

(b)    The address of Buyer is:
TAK Realty SF, LLC
c/o Jun Fukada
Takenaka Corporation
70 East 55th Street, 4th Floor
New York, New York 10022-3395
Phone: 212-489-6001
Email: fukada@takd.com

with a copy to:

Bryan Cave LLP
1290 Avenue of the Americas
New York, New York 10104-3300
Attn: Barry C. Ross
Email: Bcross@Bryancave.com

9.2    Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.
9.3    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
9.4    Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.
9.5    Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”
9.6    Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.
9.7    Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.
9.8    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Buyer and Seller shall bind Buyer and Seller as if they had each executed the same counterpart. Signatures to this Agreement transmitted by “PDF” or “tif” via email shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an executed original counterpart of this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.
9.9    Miscellaneous. Buyer and Seller agree that the index attached hereto as Exhibit D accurately describes the Diligence Documents that were made available by Seller to Buyer at the Real Property, in a “virtual data room,” or both. The Exhibits attached to this Agreement are made a part of this Agreement. The provisions of the foregoing sentence shall survive the Closing for the Survival Period. Neither Seller nor Buyer shall make any public announcement of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other, which consent may be withheld in such party’s sole discretion, unless any such announcement is reasonably necessary to comply with applicable law. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property.

[Signature page follows on separate sheet.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.
SELLER:
MUFG UNION BANK, N.A., a national banking association

By: /s/ Larry W. Lawrence
Name: Larry W. Lawrence
Title: Director

[Signature Page to Purchase Agreement]

BUYER:

400 CALIFORNIA, LLC, a Delaware limited liability company
By: TAK Realty SF, LLC, its Manager

By: /s/ Masaatsu Ohga
Name: Masaatsu Ohga
Title: Authorized Person

[Signature Page to Purchase Agreement]

EXHIBIT C
FORM OF GRANT DEED
Recorded at Request of:

When Recorded Mail to:

Mail Tax Statements to:

THE UNDERSIGNED GRANTOR DECLARES:
Documentary Transfer Tax is $[_____________]
computed on full value of property conveyed.
City and County of San Francisco

GRANT DEED
WITH DEED RESTRICTION
For valuable consideration, receipt of which is acknowledged MUFG UNION BANK, N.A., a national banking association, f/k/a Union Bank, N.A., the successor by merger to The Bank of California, N.A. (“Grantor”), hereby grants to 400 CALIFORNIA, LLC, a Delaware limited liability company (“Grantee”), the real property in the City and County of San Francisco, State of California, described in Exhibit A attached hereto and made a part hereof (the “Property”).
Grantee acknowledges and agrees by acceptance of this Grant Deed that for the period between the date hereof and December __, 2023 (the “Restriction Period”), Grantee, its successors and assigns is prohibited from doing any of the following (the “Deed Restriction”) with respect to the building (the “Building”) located on the portion of the Property commonly known as 400 California Street and more particularly described on Exhibit B attached hereto: selling, transferring, leasing, assigning, subletting or otherwise conveying the Building to, or allowing the use of the Building by, any person or entity other than Grantor its affiliates, successors and assigns, that operates or intends to operate a financial and/or banking services business at the Building, which would include, without limitation, a business that engages in

EXHIBIT C

retail banking, mortgage or stock brokerage, corporate banking and/or wealth management services and/or operation of one or more ATMs or electronic banking machines at the Building (the “Prohibited Use”). Grantee shall include the Deed Restriction and Prohibited Use restriction in any document executed by Grantee regarding the Building during the Restriction Period. By acceptance of this Grant Deed, Grantee acknowledges and agrees that (a) any breach of the Deed Restriction and/or the Prohibited Use restriction contained in this Grant Deed would cause the Grantor, its successors and/or assigns irreparable harm and that Grantor’s damages because of any such breach could be difficult or impossible to measure, and that money damages alone could be an inadequate remedy; and (b) Grantor shall have the right to specific performance and injunctive relief (both temporary and permanent) to enforce the Deed Restriction and/or the Prohibited Use restriction. Grantor shall not be entitled to recover monetary damages due to such breach. The foregoing provisions shall run with the land and shall be binding on all parties having or acquiring any right, title, or interest in the land described herein or any part thereof, and shall inure to the benefit of the Grantor.
Dated: December ____, 2016.

MUFG UNION BANK, N.A., F/K/A UNION BANK, N.A., SUCCESSOR BY MERGER TO THE BANK OF CALIFORNIA, N.A.

By: __________________________________
Name: ____________________________
Title: ____________________________

EXHIBIT C

EXHIBIT A
GRANT DEED
All of the real property in the City and County of San Francisco, State of California, described as follows:
TRACT ONE:
Beginning at the point of intersection of the Westerly line of Sansome Street and the Northerly line of California Street; running thence Northerly along the Westerly line of Sansome Street 124 feet and 1 inch to the Southerly line of Halleck Street; thence Westerly along said Southerly line of Halleck Street 87 feet and 6 inches; thence Southerly parallel with the Westerly line of Sansome Street 124 feet and 1 inch to the Northerly line of California Street; thence Easterly along said Northerly line of California Street 87 feet and 6 inches to the point of beginning.
Being a portion of 50 Vara Block No. 53
APN: Lot 003, Block 0239
TRACT TWO:
PARCEL A:
Beginning at a point on the Northerly line of California Street, distant thereon 87 feet and 6 inches Westerly from the Westerly line of Sansome Street; running thence Westerly and along said Northerly line of California Street 45 feet; thence at a right angle Northerly and parallel with said line of Sansome Street 124 feet and 1 inch to the Southerly line of Halleck Street; thence at a right angle Easterly along said Southerly line of Halleck Street 45 feet; thence at a right angle Southerly and parallel with said line of Sansome Street 124 feet and 1 inch to the point of beginning.
Being a portion of 50 Vara Block No. 53
PARCEL B:
Beginning at a point on the Northerly line of California Street, distant thereon 30 feet Easterly from the Easterly line of Leidesdorff Street; running thence Easterly along said line of California Street 30 feet, more or less, to a point distant thereon 132 feet and 6 inches Westerly from the Westerly line of Sansome Street; thence at a right angle Northerly 124 feet to the Southerly line of Halleck Street; thence at a right angle Westerly along said line of Halleck Street 30 feet, more or less, to the intersection of a line drawn Northerly from the Northerly line of California Street, measured at right angles thereto from the point of beginning; thence Southerly along the line so drawn 124 feet to the point of beginning.
Being a portion of 50 Vara Block No. 53
PARCEL C:
Beginning at the point of intersection of the Easterly line of Leidesdorff Street and the Northerly line of California Street; running thence Northerly along said Easterly line of Leidesdorff Street 124 feet to the Southerly line of Halleck Street; thence Easterly along said Southerly line of Halleck Street 30 feet; thence Southerly parallel with the Easterly line of Leidesdorff Street 124 feet to the Northerly line of California Street; thence Westerly along said Northerly line of California Street 30 feet to the point of beginning.
Being a portion of 50 Vara Block No. 53
APN: Lot 029, Block 0239

EXHIBIT C

EXHIBIT B
GRANT DEED
DEED RESTRICTION PROPERTY
All of the real property in the City and County of San Francisco, State of California, described as follows:
TRACT ONE:
Beginning at the point of intersection of the Westerly line of Sansome Street and the Northerly line of California Street; running thence Northerly along the Westerly line of Sansome Street 124 feet and 1 inch to the Southerly line of Halleck Street; thence Westerly along said Southerly line of Halleck Street 87 feet and 6 inches; thence Southerly parallel with the Westerly line of Sansome Street 124 feet and 1 inch to the Northerly line of California Street; thence Easterly along said Northerly line of California Street 87 feet and 6 inches to the point of beginning.
Being a portion of 50 Vara Block No. 53
APN: Lot 003, Block 0239

EXHIBIT C

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF COUNTY OF	}ss:

On           before me,          , a Notary Public, personally
   (here insert name and title of the officer)
appeared
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature
(This area for notary stamp)

EXHIBIT C